SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR ADVISORY FEE RATE CHANGES DURING THE PERIOD, THIS EXHIBIT PROVIDES INFORMATION FOR ITEM 48.

FOR PERIOD ENDING 02/28/2005
FILE NUMBER 811-5460
SERIES NO.: 3

  48.    9/1/04 -- 2/24/05

         STEP:                ASSET VALUE            ANNUAL FEE RATE
                              ($000's omitted)

         A. first  ---        $300,000                0.400%

         B. of next  ---      $200,000                0.300%

         K. of maximum,  ---   $500,000                0.200%


         2/25/05  --  2/28/05

         SINGLE FEE RATE:                             0.250%